November 10, 2003

EXHIBIT 8.1

PMC Commercial Trust
18111 Preston Road, Suite 600
Dallas, Texas 75252

Re:	Proposed Merger of PMC Capital, Inc. into PMC Commercial Trust

Ladies and Gentlemen:

     We have acted as tax counsel to PMC Commercial Trust (“Commercial”), a real estate investment trust organized and existing under the laws of the State of Texas, in connection with the proposed merger (the “Merger”) of PMC Capital, Inc. (“Capital”), a corporation organized and existing under the laws of the State of Florida, with and into Commercial. The Merger will be effected pursuant to the Agreement and Plan of Merger by and between Commercial and Capital, dated as of March 27, 2003, as amended (the “Merger Agreement”). In our capacity as counsel to Commercial, our opinion has been requested with respect to (i) the federal income tax treatment of the Merger and (ii) the accuracy of the discussion of the material U.S. federal income tax consequences to the stockholders of Commercial under the heading “Material U.S. Federal Income Tax Consequences of the Merger” in the Registration Statement on Form S-4 filed by Commercial with the Securities and Exchange Commission on August 22, 2003 (File No. 333-108180), covering shares of common stock of Commercial to be issued in the Merger, together with any amendments to that Registration Statement (collectively, the Registration Statement and the combined proxy statement of Commercial and Capital and prospectus of Commercial are called the “Registration Statement”). This opinion is being rendered pursuant to the requirements of Form S-4 under the Securities Act of 1933, as amended. Capitalized terms used hereunder but not defined have the meanings ascribed to them in the Merger Agreement or the Registration Statement.

     In rendering this opinion letter, we have examined (i) the Internal Revenue Code of 1986, as amended (the “Code”), (ii) Treasury regulations, (iii) court decisions and (iv) revenue rulings and other administrative interpretations of the U.S. Department of the Treasury. In addition, we have relied upon certain information made known to us as more fully described below. In rendering this opinion we have examined and are relying upon such documents (including all exhibits and schedules attached thereto) as we have deemed relevant or necessary, including (i) the Merger Agreement, (ii) the Registration Statement and (iii) such other documents as we have deemed necessary or appropriate in order to enable us to render the opinion below, and our opinion is conditioned upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the representations and warranties, covenants and statements contained therein. This opinion is also subject to and conditioned upon the receipt by counsel prior to the Effective Time of the Merger of certain written tax representation letters (the “Tax Representation Letters”) of Commercial and Capital satisfactory to counsel. The initial and continuing truth and

PMC Commercial Trust
November 10, 2003

accuracy of the representations contained in these Tax Representation Letters constitutes an integral basis for the opinion expressed herein and this opinion is conditioned upon the initial and continuing truth and accuracy of these representations.

     In rendering this opinion, we have assumed that (without any independent investigation or review thereof), and our opinion is conditioned on the correctness of, the following: (i) each original document submitted to us (including signatures thereto) is authentic, each document submitted to us as a copy conforms to the original documents, and all such documents have been (or will be by the Effective Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof; (ii) all representations, warranties and statements made or agreed to in connection with the Merger by Commercial and Capital, their managements, employees, officers, directors and shareholders, including, but not limited to, those set forth in the Merger Agreement (including the exhibits thereto) and the Tax Representation Letters are true and accurate at all relevant times; (iii) all covenants contained in the Merger Agreement (including exhibits thereto) and the Tax Representation Letters are performed without waiver or breach of any material provision thereof; (iv) the Merger will be reported by Commercial and Capital on their respective federal income tax returns in a manner consistent with the opinion set forth below; and (v) any representation or statement made “to the best of knowledge” or similarly qualified is correct without such qualification. We also have assumed in connection with rendering this opinion that the Merger will be consummated in accordance with the Merger Agreement (and without any waiver, breach or amendment of any of the provisions thereof).

     Based solely on the information submitted and the assumptions set forth herein, and assuming that the Merger will take place as described in the Merger Agreement and that the representations made by Commercial and Capital are true and correct at the time of the consummation of the Merger, it is our opinion that (i) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code and (ii) the discussion under the heading “Material U.S. Federal Income Tax Consequences of the Merger” in the Registration Statement sets forth the material U.S. federal income tax consequences of the Merger to the stockholders of Commercial.

     We express no opinion as to the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Merger Agreement. In addition, no opinion is expressed as to any tax consequence of the Merger or the other transactions contemplated by the Merger Agreement or other transactions effectuated prior or subsequent to or concurrently with the Merger except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

     We express no opinion as to any transactions whatsoever if any of the transactions described in the Merger Agreement are not consummated in accordance with the terms of the Merger Agreement and without waiver of any material provision therein. If any of the representations, warranties, covenants statements and assumptions upon which we have relied is not true and accurate at all relevant times, our opinion may be adversely affected and should not be relied upon.

PMC Commercial Trust
November 10, 2003

     This opinion only represents our best judgment as to the probable Federal income tax consequences of the Merger and is not binding on the Internal Revenue Service or the courts or any other government body. The conclusions stated herein are based on the Internal Revenue Code of 1986, as amended, and existing judicial decisions, administrative regulations and published rulings. No assurance can be given that future legislative, judicial or administrative changes would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion we undertake no responsibility to advise you of any new developments in the application or interpretation of the Federal tax laws.

     This opinion is furnished to you solely for the purpose of complying with applicable securities laws. This opinion may not be used or relied upon by any other person, other than your shareholders, or for any other purpose and may not be circulated, quoted or otherwise referred to for any purpose without our prior written consent. We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our Firm in the Registration Statement under the captions “The Merger Proposal — Material U.S. Federal Income Tax Consequences of the Merger” and “Legal Matters.” In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

/s/ Kenneth L. Betts

Kenneth L. Betts